                                                                   Exhibit 10.36
                                                                   -------------



                                CITYWEST LIMITED
                                ----------------
                                   First Part



                                SIGNMAX LIMITED
                                ---------------
                                  Second Part



                             ACT MANUFACTURING, INC
                             ----------------------
                                   Third Part



                              AGREEMENT FOR LEASE


                                 Re: Unit 2008,
                           Citywest Business Campus,
                                   Naas Road,
                                     Dublin



                                  Arthur Cox,
                           41/45 St. Stephen's Green,
                                   DUBLIN, 2.


                                August 18, 1997

AGREEMENT made the        day of              1997   BETWEEN
------------------                                   -------

CITYWEST LIMITED having its registered office at 49 Dawson Street, Dublin 2
----------------
(hereinafter called "the Developer" which expression shall where the context so admits or requires include its successors and assigns) of the First Part

SIGNMAX LIMITED having its registered office at Grand Canal Quay, Dublin 2
---------------
(hereinafter called "the Tenant" which expression shall where the context so admits or requires include its successors and permitted assigns) of Second Part AND

ACT MANUFACTURING, INC of 108 Forest Avenue, Hudson, MA 01749-2893 U.S.A.
----------------------
(hereinafter called "the Surety") of the Third Part.

WHEREAS:

A. The Developer is in the course of procuring the construction of the premises known as Unit 2008 ("the Demised Unit") Citywest Business Campus, Naas Road, Dublin.


B. The Unit will extend to approximately 45,000 sq. ft. of gross floor area inclusive of office accommodation as more particularly described in the Plans and Specification referred to in the Cover Sheet annexed hereto as Appendix 1 ("the Plans").

C. Subject to the terms hereinafter appearing the Developer has agreed to procure that Irish Life Assurance Plc. ("the Lessor") shall grant and the Tenant shall take a Lease of the Demised Unit subject to the terms and conditions hereinafter appearing such Lease to be in the form of the Lease annexed hereto as Appendix 2 ("the Lease").

D. The Developer has engaged the following parties to procure the construction of the Demised Unit:-

    (i)   Cleary & Doyle Contracting Limited as Contractor ("the
          Contractor");
    (ii) Brian O'Halloran & Associates as Architects ("the Developer's Architect's");

    (iii) Roughan & O'Donovan as Consulting Engineers;
    (iv)  James Hargin Associates as Mechanical and Electrical Engineers.


NOW IT IS HEREBY AGREED as follows:-

1.     CONSTRUCTION
       ------------

1.1. The Developer will use all reasonable endeavours to procure that the Contractor will complete the construction of the Demised Unit substantially in accordance with the Plans.

1.2. The Developer shall use all reasonable endeavours to procure that the Contractor proceeds diligently with the construction of the Demised Unit with a view to completion of the Demised Unit at an early date but so that neither the Developer nor the Lessor shall have any liability to the Tenant for delay for any reason in the completion of the Demised Unit.

2.     COLLATERAL WARRANTIES
       ---------------------

       The Developer shall procure that the Contractor, the Developer's Architects and the other parties specified at Recital D hereof shall furnish to the Tenant on the grant of the Lease pursuant to this Agreement Collateral Warranties from such parties in the forms of the Collateral Warranties annexed hereto as Appendix 3 ("the Warranties") and also Collateral Warranties from the sub-contractors engaged for the cladding and roofing of the Demised Unit in the form of the Sub-Contractors Collateral Warranties annexed hereto as Appendix 3.

       The Developer shall exercise due skill and care reasonably expected of an experienced property developer in procuring the construction and completion of the Demised Unit. Subject to compliance by the Developer of its obligations herein contained it is agreed that the Developer shall not otherwise have any liability to the Tenant in relation to the construction and completion of the Demised Unit.

3.     PLANNING VARIATION
       ------------------

       3.1. The Developer has procured the grant of Planning Permission Register Reference No. S96A/0590 from South Dublin County Council ("the Grant") in relation to the construction of inter alia the Demised Unit save and except the items listed in Appendix 4 ("the Variations") hereto. In addition, the Developer has procured a Grant of a Fire Safety Certificate Register Reference S96A/0590/C2 from South Dublin County Council ("the Basic Fire Certificate") in respect of the construction of approximately 30,000 sq. ft. of manufacturing and office accommodation within the Demised Unit.

        3.2. The Developer shall procure that the Developer's Architects shall use all reasonable endeavours to lodge a Planning Application ("the Application") in respect of the Variations with South Dublin County Council as soon as is reasonably practicable following the execution of this Agreement and to lodge either (i) an Application for a Fire Safety Certificate in respect of that part of the Demised Unit which is not already covered by the Basic Fire Safety Certificate or (ii) a revised Fire Safety Certificate in respect of the Demised Unit as shown on the Plans ("the Revised Fire Safety Certificate").

       3.3. The Developer shall use all reasonable endeavours to procure that the Application and that the Application in respect of the revised Fire Safety Certificate are processed without undue delay.

       3.4.   This Agreement is conditional upon:-

              3.4.1. The Developer procuring an acceptable (as hereinafter described) Grant of Planning Permission in respect of the Variations ("the Grant") on or before the lst day of April l998. The Grant shall be deemed acceptable in circumstances where the Grant does not (subject as hereinafter appears) contain any conditions precluding the carrying out of any of the Variations or the use of the Demised Unit as intended provided always that any condition prohibiting the incorporation of the revised elevation to the front of the Demised Unit as contemplated by the Plans shall be deemed an acceptable condition. In this regard the Developer confirms that the ground floor and the first floor of the Demised Unit shall be level.

              3.4.2. The Developer procuring the Revised Fire Safety Certificate in respect of the entire of the Demised Unit substantially in the form of the Basic Fire Safety Certificate or (at the Developer's election) a further Fire Safety Certificate in respect of that part of the Demised Unit not covered by the Basic Fire Safety Certificate substantially in the form of the Basic Fire Safety Certificate on or before the lst day of April l997.

       3.5. The Developer shall furnish to the Tenant the Notification of Decision to Grant Planning Permission (or any refusal thereof) ("the Notification") within five working days of receipt thereof. The Developer shall forthwith lodge an Appeal against any refusal in respect thereof. The Developer shall also appeal the Notification where the same is not acceptable as hereinbefore described. Notwithstanding the provisions of Clause 3.4.1. hereof the Notification shall be deemed to be acceptable in circumstances where the Tenant does not notify the Developer in writing that the Notification is unacceptable within ten working days of receipt by the Tenant of a copy of the Notification.

              Nothing herein contained shall prohibit the Tenant from lodging an Appeal against any of the Conditions in the Notification where any of the Conditions preclude the carrying out of the Variation specified at 1 of Appendix 4 or preclude the use of the Demised Unit as intended.

       3.6. Where any Appeal in respect of the Notification is lodged to An Bord Pleanala the Developer shall furnish a copy of the Decision of An Bord Pleanala ("the Decision") to the Tenant within ten working days of receipt thereof and the Tenant shall notify the Developer in writing within ten working days if in the Tenant's view the Decision is not acceptable in the manner hereinbefore described at Clause 3.4.1. Notwithstanding the provisions of Clause 3.4.1. hereof the Decision shall be deemed to be acceptable in circumstances where the Tenant does not notify the Developer in writing that the Decision is unacceptable within ten working days of receipt by the Tenant of a copy of the Decision.

       3.7. The Developer shall furnish to the Tenant within five working days of receipt of same a copy of the Revised Fire Safety Certificate.

       3.8. In the event that a dispute arises between the Developer and the Tenant as to whether or not the Notification or the Decision is acceptable within the terms hereinbefore described or as to whether or not the Revised Fire Safety Certificate is in accordance with the provisions of clause 3.4.2. of this Agreement, either party may refer the determination of such dispute to David Keane of Keane Murphy Duff or if he shall be unwilling or unable to act to such other Architect as may be appointed upon the Application of either party by the President for the time being of the Royal Institute of the Architects of Ireland ("the Independent Architect"). The Independent Architect shall act as an expert and not as an Arbitrator and his fees shall be borne by the party against whom he holds. The Independent Architect shall give his decision within ten working days of being requested to act and shall be entitled to receive written or oral submissions from or on behalf of the Developer and the Tenant.

4.     PRACTICAL COMPLETION
       --------------------

       4.1. For the purposes of this Agreement, the date of practical completion of the Demised Unit ("the Date of Practical Completion ") shall be date on which the Developer's Architect certifies as being the date on which in his opinion the Demised Unit has been practically completed in accordance with the plans ("Practical Completion"). The Tenant shall within two months from the date hereof nominate a party who shall act as the Tenant's Architect ("the Tenant's Architect") for the purposes of this Agreement. In default of such Notification reference to the Tenant's Architect herein shall be deemed to mean the Tenant. The Developer's Architect shall notify the Tenant's Architect not less than 14 days before the date on which the Developer's Architect anticipates that he should issue the certificate of Practical Completion ("the Certificate of Practical Completion") in relation to the Demised Unit and shall invite the Tenant's Architect to arrange a joint inspection with the Developer's Architect of the Demised Unit not less than two weeks prior to the date that it is anticipated the Certificate of Practical Completion will issue. The Tenant's Architect shall notify the Developer's Architect in writing within five working days of such inspection of any matters which in the view of the Tenant's Architect should have attention prior to the issue of the Certificate of Practical Completion and the Developer's Architect shall take due regard of same but nothing herein shall limit the right of the Developer's Architect to issue the Certificate of Practical Completion.

       4.2. If the Tenant's Architect shall object to the issue of the Certificate of Practical Completion he shall do so in writing to the Developer's Architect such notice to be received by the Developer's Architect within five days of the date of the issue of the Certificate of Practical Completion specifying his objections which shall not include (i) items which are normally dealt with in a snagging list (which term shall have the meaning understood by custom in the building trade) and (ii) any items of landscaping which may reasonably be deferred due to Practical Completion being achieved outside the recognised planting seasons.

       4.3. In the event of a dispute between the Developer's Architect and the Tenant's Architect as to whether the Certificate of Practical Completion should have issued having regard to the objections of the Tenant's Architect then the items in dispute shall be referred forthwith to the Independent Architect who shall be required to give a decision within ten days of being requested to resolve such dispute. The Independent Architect shall act as an expert and not as an Arbitrator and his fees shall be borne by the party against whom he holds. Where the Independent Architect finds in favour of the Tenant and that the Certificate of Practical Completion should not have issued, the Developer shall procure that the items of works identified by the Independent Architect required to be completed to achieve Practical Completion shall be remedied forthwith and the provisions of clauses 4.1, 4.2 and 4.3 hereof shall be repeated mutatis mutandis with the substitution of "ten working days" with "five working days".

5.     RENT CALCULATION
       ----------------

       5.1. The rent to be reserved by the Lease (for the first five years thereof) shall be ?6.20 per annum per sq. ft. of the Gross External Area of the Demised Unit calculated in accordance with the Code of Measuring Practice issued by the Society of Chartered Surveyors with others. The Gross External Area of the Demised Unit shall be measured and ascertained by the Developer and the Tenant on such date as the Developer shall notify to the Tenant and in the event of there being a dispute as to the Gross External Area the matter shall be determined by an Independent Chartered Surveyor as set out hereunder:-

              5.1.1. The Developer and the Tenant shall endeavour to agree the Gross External Area of the Demised Unit;

              5.1.2. If they cannot do so the Gross External Area shall be determined by such Independent Chartered Surveyor as the parties may agree or in default of agreement by such Chartered Surveyor as may be nominated upon the application of either party by the President (or other acting senior officer) of the Society of Chartered Surveyors;

              5.1.3. The Independent Surveyor so appointed shall act as an Expert and shall afford to the Developer and the Tenant a reasonable opportunity of stating (whether in writing or otherwise as may decided by him and within time as he may stipulate in that behalf) reasons in support of such contentions as each party may wish to make relative to the matter or matters under consideration.

       5.2. The determination of the Independent Surveyor shall be binding on the parties and his costs shall be borne by the party against whom he holds.

       5.3. In the event of the Gross External Area not having been agreed by the Lease Commencement Date the Tenant shall pay to the Developer rent based on a deemed Gross External Area of 45,000 sq ft and within fourteen days of agreement on or determination of the Gross External Area there shall be paid by the Developer to the Tenant (or vice versa) any excess or underpayment (as the case may be) in respect of the period for which rent has been paid. If the rent in the Lease is calculated by reference to the deemed Gross External Area as aforesaid then the parties shall enter into a memorandum supplemental to the Lease recording the adjusted yearly rent calculated with reference to the Gross External Area agreed or determined in accordance with the provisions of this Agreement.

6.     GRANT OF LEASE
       --------------

       6.1. At the time of the execution of this Agreement, the Tenant and the Surety shall execute the Lease in duplicate and both shall be held by the Developer's Solicitors in escrow pending satisfaction of Clauses 3.4 -3.8. hereof and the completion of the construction of the Demised Unit to a stage of Practical Completion as certified in accordance with clause 4 hereof.

       6.2. The Tenant shall become liable to comply with all the covenants on the part of the Tenant and conditions contained in the Lease from the Date of Practical Completion so certified or (if applicable) such later date as the Independent Architect certifies as being the date on which Practical Completion of the Demised Unit has been achieved.

       6.3. The Developer shall subject to receipt of the relevant stamp duty stamp the original and counterpart of the Lease and shall return the original thereof to the Tenant as soon as practicable duly executed by the Lessor.

       6.4. The Tenant shall also deliver to the Lessor on the signing hereof an Opinion addressed to the Lessor and its successors and assigns from the Surety's lawyers, Messrs. Testa, Hurwitz & Thibeault, LLP in the form annexed hereto as Appendix 5. In addition, the Tenant shall procure that the Surety shall furnish an updated Opinion in similar form to the Lessor immediately prior to the grant thereof to the Tenant.

       6.5. The term of the Lease held in escrow shall commence upon the Date of Practical Completion as certified by the Developer's Architect (or as determined by the Independent Architect if appointed) and the Tenant with the consent of the Surety hereby irrevocably authorises the Developer to insert this date in the Lease and counterpart thereof and also to insert the annual rent as agreed pursuant to clause 5.1. or as calculated pursuant to clause 5.3. (as the case may be).


7.     PAYMENT FOR VARIATIONS/FIT-OUT

       7.1. The parties acknowledge that the rental figure of ?6.20 per annum per foot of the Gross External Area referred to a clause 5.1. is agreed in respect of the completed Demised Unit as shown in accordance with the Plans and Specification referred to in the cover sheet annexed hereto as Appendix 10 ("the Basic Plans").

       7.2. The Tenant agrees that it shall be responsible for and shall pay to the Developer the reasonable and proper additional costs and expenses together with Value Added Tax thereon ("the Additional Costs") incurred by the Developer as certified by the Developer's Architect in procuring the modification and variation of the Demised Unit from that as shown in the Basic Plans to that as shown in the Plans and also in respect of any further changes from the Basic Plans which the Developer agrees to procure such agreement not to be unreasonably withheld or delayed provided any such changes do not adversely affect the value of the Demised Unit and that any such further changes do not materially delay Practical Completion.

              For the avoidance of doubt where any items or part thereof shown on the Basic Plans are omitted prior to installation the Tenant shall be allowed a credit in respect of such savings against the cost of the other modifications and variations.

       7.3. Payment of the Additional Costs (less the sum of ?50,000 which the Developer will bear as a contribution towards such costs) shall be made by the Tenant to the Developer within ten working days after the issue of the Developer's Architects Certificate of same and in this respect the Developer shall furnish to the Tenant on request full details and backup in relation to the computation and calculation of the Additional Costs.

8.     PAYMENTS
       --------

       Upon the Date of Practical Completion as certified or (as the case may
       be) determined in accordance with Clause 4 hereof, the Tenant shall pay to the Developer (1) an amount equal to one quarter of the annual rent (or deemed initial annual rent pursuant to clause 5.3) payable in respect of the Demised Unit (2) Value Added Tax payable on the granting of the Lease PROVIDED ALWAYS that the Landlord shall co-operate with the Tenant
             ---------------
       in order to assist the Tenant to avail of the VAT Form 4A procedure on the grant of the Lease, (3) Stamp Duty payable on foot of the Lease and Counterpart (4) one quarter's estimated Service Charge being the Advance Payment of Service Charge specified in the Lease and (5) a payment on account the first year's insurance premium payable by the Tenant under the Lease as notified by the Developer to the Tenant.

9.     FITTING-OUT
       -----------

       9.1. The Tenant shall be solely responsible at its own expense for the fitting out and furnishing of the Demised Unit so as to enable the Tenant to occupy and trade from the Demised Unit in accordance with the fitting out details to be approved in writing by the Lessor pursuant to sub-clause (2) hereof.

       9.2 Prior to undertaking any fitting-out of the Demised Unit, the Tenant shall submit to the Developer's Architect for approval by the Lessor all details, specifications, drawings and other information (hereinafter called "the fitting out details") in relation to the fitting out of the Demised Unit.

       9.3. Before carrying out any fitting out of the Demised Unit the Tenant shall obtain all necessary Planning Permissions, Fire Safety Certificate, Licences or consents whether statutory or otherwise and the Tenant shall further ensure that all such fitting out works shall comply therewith.

       9.4. Upon completion of the fitting out works, the Tenant shall forthwith notify the Lessor, and the Lessor's Architect shall be at liberty to inspect the same if the work has been carried out to the satisfaction of the Lessor or its Architect, the Tenant's Architect shall forthwith issue to the Lessor a certificate that the Tenant has executed the works in accordance with the fitting out details and pursuant to the necessary statutory consents.

10.    POSSESSION
       ----------

       Upon becoming entitled to take possession of the Demised Unit the Tenant shall be deemed to take possession of the Demised Unit with full knowledge of the actual state and condition of the Demised Unit as to repair, finishes, means of access, enjoyment of light and air, party walls and otherwise, and shall take the same as it stands.

11.    NO ASSIGNMENT
       -------------

       The Tenant shall not assign, underlet, mortgage, charge, share, part with or otherwise in any way whatsoever (either directly or indirectly) deal with its/his interest under this Agreement or any part thereof.

12.    TITLE
       -----

       The title to be shown by the Lessor shall consist of the copy documents referred to in the Schedule contained at Appendix 6 hereto.

13.    PLANNING
       --------

       The Developer shall furnish to the Tenant the copy Planning Permission and Fire Safety Certificate listed in Appendix 7 hereto. The Developer will furnish to the Tenant at the time of delivery of the Lease to the Tenant Opinions on Compliance with Planning Permission and Building Regulations from the Developer's Architects in the forms annexed hereto as Appendix 8 and copies of the documentation lodged with the Building Control Authority on foot of the Application for the said Fire Safety Certificate together with the Drawings of the Demised Unit in CAD form, a copy of the Commencement Notice, receipts for financial contributions due on foot of the Planning Permission in relation to the Demised Unit, insurance details and a waiver of subrogation rights.

14.    OPTION LANDS
       ------------

       The Developer, the Tenant and the Surety shall enter into an Option Agreement in respect of the Option Lands on the grant of the Lease in the form annexed hereto at Appendix 7. The Tenant and the Surety shall execute the said Option Agreement in duplicate prior to the grant of the Lease and shall deliver same to the Developer in sufficient time to enable same to be delivered to the Tenant duly executed by the Developer at the time of the grant of the Lease to the Tenant.

15.    NOTICES
       -------

       15.1 Any notice under this Agreement shall be effectively given if sent by post or delivered to the intended recipient or its Solicitors at its, his or their last known address. Where sent by post the notice shall be deemed to be served on the second day after posting.

       15.2 Where the last day for taking any step would but for this provision be Christmas Day, Good Friday, a Saturday or Sunday or a Public Holiday such last day shall be the next following working day instead.

16.    SURETY
       ------

       The Surety jointly and severally covenants with the Developer that the Tenant shall perform and observe the covenants and conditions on the part of the Tenant herein contained and that the Surety shall be a party to the Lease in the manner therein provided.

17.    JURISDICTION
       ------------
       This Agreement shall be construed in accordance with the Laws of Ireland.

                                  APPENDIX 1
                                  ----------
              See Cover Sheet of Plans and Specification Annexed

                                  APPENDIX 2
                                  ----------

                        See Occupational Lease Annexed

                                  APPENDIX 3
                                  ----------

                  See forms of Collateral Warranties Annexed

                                  APPENDIX 4
                                  ----------

                                  Variations



1. Provision of dock leveller to rere of the Demised Unit as shown on the Plans.

2. Variations of front facade of additional bay from that as shown on the Basic Plans to that as shown on the Plans.

                                  APPENDIX 5
                                  ----------

                 See form of U.S. Attorney's Opinion Annexed.

                                  APPENDIX 6
                                  ----------

                        Title to be furnished by Lessor

1. Certified copy Superior Lease dated 25th January l996 made between Citywest Limited of the one part and Irish Life Assurance Plc. of the other part.

                                  APPENDIX 7
                                  ----------

               Planning Permission and Fire Safety Certificates

1. Notification of Grant of Planning Permission Register Reference No. S96A/0590 issued by South Dublin County Council.

2. Fire Safety Certificate Register No. S96A/0590/C2 issued by South Dublin County Council.

                                  APPENDIX 8
                                  -----------
                      See Opinions on Compliance Annexed

                                  APPENDIX 9
                                  ----------

                         See Option Agreement Annexed.

                                  APPENDIX 10
                                  -----------
                                The Basic Plans

                        See Cover Sheet Annexed hereto.

                                  APPENDIX 11
                                  -----------
                   Brief Details of Modification/Variations

                               See List Annexed

IN WITNESS whereof the parties hereto have either caused their Common Seals to
----------
be affixed hereto or have signed or caused to have signed on this Agreement on their behalf the day and year first herein written.

PRESENT when the Common Seal
-------
of THE DEVELOPER was affixed
   -------------
hereto:-



PRESENT when the Common Seal
-------
of THE TENANT was affixed
   ----------
hereto:-



SIGNED  by [                     ]
-------
on behalf of THE SURETY
             ----------
duly authorised:-